CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS




We consent to the reference to our firm under the caption "Shareholder Reports" in the Prospectus/Proxy Statement and to the incorporation by reference in this Pre Effective Amendment No. 2 to the Registration Statement (Form N-14) (No. 333-66276) of the TIP Funds of our report dated November 10, 2000, included in the 2000 annual report to shareholders of the Penn Capital Select Financial Services Fund.


/s/ Ernst & Young LLP

Philadelphia, Pennsylvania
September 6, 2001